THE TOPPS COMPANY, INC.
                 One Whitehall Street, New York, NY 10004-21109
        (212) 376-0440 Fax: (212) 376-0626 email: ssilverstein@topps.com




SCOTT SILVERSTEIN
PRESIDENT & COO


July 14, 2005


Via Facsimile
212-752-4378
------------


Mr. Evan Kaplan
Major League Baseball Players Association
12 East 49th Street
New York, NY  10017

Dear Evan:

     This is to confirm that the attached Discussion Outline accurately reflects the material terms that we have agreed upon in connection with MLBPA's decision to have two baseball licensees for cards for the next four years. As we discussed, these terms only apply if there are no more than two licensees for the next four years and the other licensee does not have more releases than we do. As you requested, I have initialed each page. Please acknowledge your agreement by initialing this letter and the attached pages as well.

     Of course, this is subject to our execution of a more formal agreement. Please call me if you have any questions.

     Best Regards.


                                                Sincerely,


                                                /s/ Warren E. Friss
                                                -------------------
                                                    Warren E. Friss



WEF:js
att.
cc. Scott Silverstein

                               DISCUSSION OUTLINE

                                 -CONFIDENTIAL-

TERM: 4 years (2006-2009)

     FINANCIAL COMMITMENT (includes SportsClix, eTopps, and Hot Button Baseball or new kid-oriented products, as approved by MLBPA, which would replace any of the aforementioned products, at their respective royalty rates)

          2006: $[*****] guarantee // [*****]% royalty rate

          2007: $[*****]guarantee // [*****]% royalty rate

          2008: $[*****]guarantee // [*****]% royalty rate

          2009: $[*****]guarantee // [*****]% royalty rate

     PRODUCTS:

          2006-2007:  No more  than 20  total  Major  League  baseball  releases
               (including two retired player products)

          2008-2009:  No more  than 17  total  Major  League  baseball  releases
               (including two retired player product)

          **SportsClix, eTopps, Hot Button Baseball, Topps Box sets or new kid-oriented products, as approved by MLBPA, do not count against minimum releases.

          ** It is the intention of the MLBPA and Topps that there will not be more than 40 baseball releases per year 2006-2007 and no more than 34 per year 2008-2009 between Topps and its MLBPA-licensed competitor.

          Retired player content may be included in up to 1/3 of total Major League Baseball releases with no more than 20% retired player content in each (not applicable to the retired player products). Products including current players must feature MLBPA members as the primary message on packaging, marketing materials, etc. Topps may prominently feature iconic retired baseball players (ex: Mickey Mantle) in up to three annual releases.

          Compliance with MLBPA guidelines applicable to all licensees in order to serve the best interests of the category, which include but are not limited to:

     -    Policies   governing  the   acquisition  of  game-used   articles  and
          autographs

     - Rookie regulations and rookie logo usage (as mutually agreed upon regarding design, size and placement of logo)

     -    Player exclusive  agreements  (currently  limited to 3 in any calendar
          year)   for    autographs,    game-used    materials    and   featured
          packaging/promotion

     -    Prohibition on interfering with competitor's player relationships

          Prospects (non-25 man roster players) may only be included in Bowman releases in a mutually approved manner to ensure they are not perceived as Rookies. Bowman will be granted, for 2006 only, an exclusive 30-day window prior to the release of any competitive products containing MLB rookies.

     Products for each new calendar year may not release prior to February 1 of that year.



                                       -2-


***** Denotes information subject to a request for request for confidential treatment.

MARKETING EXPENDITURES:

     Licensee Marketing Commitment (paid to MLBPA for uses listed below):

          2006: $[*****]        2008: $[*****]

          2007: $[*****]        2009: $[*****]


     ** Required expenditures for any competing licensee will be equal to or greater than those listed herein

     1. MLBPA Cooperative Category Advertising Fund ($[*****]/yr2006-07) to be jointly coordinated with licensees. Any unspent funds may be carried from year-to-year at the discretion of MLBPA and licensees.

     2. Cooperative category marketing programs (up to $[*****]/year) to support initiatives designed to attract new users to the category including:

          - National expansion and promotion of Boy Scouts initiative with plans of incorporating more youth organizations such as Little League or Babe Ruth baseball.

          - Retail promotions and programs (ex: expenses associated with player appearances, circulars, POP, etc. for 2004 Spring Training and All-Star Wal-Mart and Target programs)

          - Sampling programs (ex: annual Spring Training and Opening Day efforts)

     3.   MLBPA  and  player   marketing   efforts  (limited  to  no  more  than
          $[*****]/year) such as Players Trust, Players Choice Awards and All-Star Game Party.

     4.   At least 60% of all marketing and  promotional  expenditures  by Topps
          shall  be  focused   on   attracting   entry-level/youth   and  sports
          fans/noncollectors.

     5. Nothing herein shall require Topps to support any program or entity that is sponsored by a competitive licensee


MISCELLANEOUS:

     Topps may make a charitable donation to The Players Trust in an amount equal to its unearned royalties for its 2005 SportsClix license, but not to exceed $[*****], in lieu of paying that amount to MLBPA.

     Provide annual and quarterly revenue forecasts, with quarterly updates, broken out by SKU and units

     Provide retailer-specific sales information to improve understanding of mass, sports specialty and hobby channels

     Provide $[*****] product credit in addition to required samples

     Repackaged and/or discounted products may be sold only into separate, off-price channels

     Quarterly meetings to review business and marketing plans and strategies



                                        -3-


***** Denotes information subject to a request for request for confidential treatment.